UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only

[ ] Definitive Proxy Statement

[XX] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-2670

60 East 42nd St. Associates L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[XX] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    Amount Previously Paid:
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3) Filing Party:

4) Date Filed:

60 East 42nd St. Associates L.L.C.

c/o Wien & Malkin llp

60 East 42nd Street

New York, New York 10165

Telephone: (212) 687-8700

Telecopier: (212) 986-7679

September 30, 2004

To Participants in 60 East 42nd St. Associates L.L.C. ("Associates"):

I am pleased to advise you that we have received a favorable initial response from Participants to the financing and improvement program recommended in our September 13, 2004 Solicitation. Because we have not received your response, I am enclosing a duplicate Consent form.

If you have any question, you may wish to consult your own adviser. Please feel free separately to contact at Wien & Malkin (212-687-8700) Alvin Silverman or Thomas N. Keltner, Jr. regarding the proposals in the Solicitation or Melanie Boruch regarding signing and returning the Consent.

I strongly recommend that you consent by promptly signing and returning the enclosed Consent in the self-addressed envelope.

Sincerely,

Peter L. Malkin

PLM/dm

Encs.